Exhibit 10.2

Grantee:

Shares:

GLOBAL POWER EQUIPMENT GROUP INC.

STOCK APPRECIATION RIGHT AWARD AGREEMENT

UNDER THE 2004 STOCK INCENTIVE PLAN

Agreement made as of                     , 200  , (the “Grant Date”) between Global Power Equipment Group Inc., a Delaware corporation (the “Company”), and                      (“Grantee”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan (as defined below).

1. Grant of Stock Appreciation Right. Pursuant to the Global Power Equipment Group Inc. 2004 Stock Incentive Plan (the “Plan”), the Company hereby grants to Grantee, as of the date hereof, a stock appreciation right (the “SAR”) which represents the right to receive the aggregate dollar value of appreciation (“Appreciation”) in the Fair Market Value of the Company’s common stock, par value $0.01 per share (the “Stock”), on                      shares (the “Granted Shares”). The Appreciation shall be computed by multiplying (a) the excess, if any, of (i) the Fair Market Value of a share of Stock on the Exercise Date (as defined below), over (ii) the Fair Market Value of a share of Stock on the Grant Date, times (B) the number of Granted Shares exercised. The Appreciation shall be payable by the Company only in shares of Stock. This SAR is in all respects limited and conditioned as hereinafter provided and is subject to the terms and conditions of the Plan. Upon certain events, the number of shares of Stock and/or the exercise and/or settlement prices of this SAR may be adjusted as provided in the Plan.

2. Grantee Bound by Plan. Grantee hereby agrees to be bound by all the terms, conditions and restrictions described in the Plan, a copy of which is on file with, and may be obtained from, the Secretary of the Company. The Plan should be carefully reviewed before any decision is made to exercise the SAR.

3. Exercise of SAR. Subject to the terms and conditions contained herein, including Sections 4 and 5, and in the Plan, the SAR, to the extent vested, may be exercised, in whole or in part, and the Grantee shall become entitled to payment of Appreciation with respect to the exercised portion of the SAR, by written notice to the Company at any time and from time to time after the Grant Date. The SAR shall not be exercisable in any event after the tenth anniversary of the date hereof. The SAR is subject to cancellation as provided in the Plan. Any part of the SAR that Grantee has not exercised as of the date Grantee no longer serves as director of the Company (“Grantee Termination Date”) shall expire and be forfeited to the extent not exercised on or before the 365th day following the Grantee Termination Date, but in no event after the tenth anniversary of the date hereof.

4. Vesting and Payment of Appreciation. Subject to the limitations herein, the SAR shall vest and be exercisable in installments according to the following schedule, with respect to each installment set forth in the schedule below on and after the vesting date applicable to such installment:

Installment	Applicable Vesting Date

% of Granted Shares

% of Granted Shares

% of Granted Shares

Notwithstanding the foregoing provisions of this Section 4, the SAR shall vest and become exercisable:

(i) as provided in the Plan upon a Change in Control, or

(ii) upon the Grantee Termination Date.

Upon exercise of all or a portion of this SAR, Grantee shall be paid that number of shares of Stock equal to the quotient of (i) the Appreciation applicable to the number of Granted Shares to which this SAR is exercised divided by (ii) the Fair Market Value of a share of Stock on the date such notice was received by the Company (the “Exercise Date”), less any shares of Stock withheld to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this SAR, as specified in Section 13.

5. Conditions to Exercise. The SAR may not be exercised by Grantee unless the following conditions are met:

(a) Grantee shall have given written notice to the Company (to the attention of the Company’s Secretary) with respect to the number of Granted Shares Grantee intends to exercise; and

(b) Legal counsel for the Company must be satisfied at the time of exercise that the issuance of the shares of Stock upon exercise will be in compliance with the Securities Act and applicable United States Federal, state, local and foreign laws.

6. Transferability. This SAR (including the right to receive the shares of Stock) may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated by Grantee, other than by will or the laws of descent and distribution and, during the lifetime of Grantee, the SAR may be exercised only by Grantee (or, if Grantee is incapacitated, by Grantee’s legal guardian or legal representative). In the event of the death of Grantee, the exercise of the SAR may be made only by the executor or administrator of Grantee’s estate or the Person or Persons to whom Grantee’s rights under the SAR pass by will or the laws of descent and distribution. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 6, such attempted violation shall be null and void and without effect, and all of the Company’s obligations hereunder shall terminate. Any shares of Stock received upon exercise of this SAR are subject to the restrictions on transfer, if any, and other rights and obligations set forth in the Plan.

7. Administration. Any action reasonably taken or decision reasonably made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Committee.

8. Status of Stock. Notwithstanding any other provision of this Agreement, in the absence of an effective registration statement for issuance under the Securities Act of the shares to be issued upon exercise of this SAR, or an available exemption from registration under the Securities Act, the issuance of shares of Stock upon exercise of this SAR will be delayed until registration of such shares is effective or an exemption from registration under the Securities Act is available. The Company intends to use its reasonable best efforts to ensure that no such delay will occur. In the event an exemption from registration under the Securities Act is available upon an exercise of this SAR, Grantee (or the person permitted to exercise this SAR in the event of Grantee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Grantee agrees that Stock which may be issued to Grantee by Grantee’s exercise of the SAR will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable Federal or state securities laws. Grantee also agrees (i) that the certificates representing the shares issued under this SAR may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of shares issued under this SAR on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of shares issued under this SAR.

9. No Implied Rights. Neither this Agreement nor the Plan creates any employment rights in Grantee, and neither the Company nor any of its Subsidiaries shall have any liability arising out of the Plan or this Agreement for terminating Grantee’s employment or reducing Grantee’s responsibilities. No Grantee shall be deemed for any purpose to be the owner of any Granted Shares subject to any SAR unless and until (a) the SAR shall have been exercised pursuant to the terms hereof, (b) the Company shall have issued and delivered the shares of Stock to the Grantee (or made a book entry registration thereof) and (c) the Grantee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, Grantee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

10. Notices. Any notice hereunder to the Company shall be addressed to the Company’s principal executive office, Attention: Compensation Committee of the Board of

Directors, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all persons lawfully claiming under Grantee.

12. Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of Delaware, except as superseded by applicable Federal law.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

GLOBAL POWER EQUIPMENT GROUP INC.

Name:
Title:

GRANTEE: